EXHIBIT 23.2

[PricewaterhouseCoopers LLP Letterhead]

The Directors

Xyratex Ltd

Langstone Technology Park

Havant

Hampshire

PO9 1SA

England

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2005 relating to the financial statements for the year-ended November 30, 2004, which appear in Xyratex Ltd’s Form 20-F.

We also consent to the incorporation by reference of our report dated February 28, 2005 (exhibit 15.2) relating to the financial statement schedule listed in exhibit 15.1 of such Form 20-F.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Southampton
England
May 25, 2005